Exhibit 10.42

EIGHTH AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE
THIS EIGHTH AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE (this "Amendment"), dated effective as of this 23rd day of December, 2014 (the "Effective Date"), is made and entered into by and between AD WEST END, LLC, an Indiana limited liability company (the "Seller"), and AMERICAN REALTY CAPITAL IV, LLC, a Delaware limited liability company, or its successor or assign ("Buyer").
RECITALS
A.Buyer and Seller entered into that certain Agreement for Purchase and Sale, dated as of November 3, 2014, as amended by that certain First Amendment to Agreement for Purchase and Sale, dated effective as of December 3, 2014, that certain Second Amendment to Agreement for Purchase and Sale, dated effective as of December 5, 2014, that certain Third Amendment to Agreement for Purchase and Sale, dated effective as of December 10, 2014, that certain Fourth Amendment to Agreement for Purchase and Sale, dated effective as of December 16, 2014, that certain Fifth Amendment to Agreement for Purchase and Sale, dated effective as of December 18, 2014, that certain Sixth Amendment to Agreement for Purchase and Sale, dated effective as of December 19, 2014 and that certain Seventh Amendment to Agreement for Purchase and Sale, dated effective as of December 22, 2014 (collectively, the "Agreement"), whereby Seller agreed to sell, and Buyer agreed to purchase, certain real property and the improvements thereon more commonly referred to as Shops at West End and located in the City of St. Louis Park, County of Hennepin, State of Minnesota, as more particularly described in the Agreement as the "Property".

B.Seller and Buyer now desire to further amend the Agreement as more particularly set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals, which are hereby incorporated into this Amendment, for the premises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:
1.Except as otherwise defined herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the Agreement.

2.The Agreement is hereby amended to delete the following exhibits attached to the Agreement and to substitute the following amended exhibits, respectively, attached hereto and incorporated herein by reference:

Exhibit D (Lease Exhibit, including Exhibits D and D-1)

Exhibit E (Disclosure Schedule)
Exhibit Q (Tenant Inducement Costs)
Exhibit T (Terms of the Mode Lease)
Exhibit V (Protected Tenant List)

3.    The Agreement is hereby amended to add the following new Section 18.21:
18.21. Latitude 360 Escrows. After the Contract Date of the Agreement, and with Buyer's approval, Seller entered into an amendment of that certain Lease by and between Seller as landlord and Latitude 360 Minneapolis, LLC, as successor to Latitude 360, Inc. ("Latitude 360") as tenant, dated May 15, 2014, as amended and assigned by First Amendment to Lease and Assignment and Assumption Agreement dated October 29, 2014, and amended by Second Amendment to Lease (the "Second Amendment") dated December tl , 2014 (collectively, the "Latitude 360 Lease"). A true, correct and complete copy of the Second Amendment is attached hereto as Exhibit D-2. The Second Amendment, among other provisions, extended the Rent Commencement Date to June 1, 2015, and amended the disbursement provisions for the Construction Allowance (as defined in the Latitude 360 Lease). In connection with the Latitude 360 Lease, Seller and Buyer hereby agree that, at Closing, (a) Seller shall deposit in escrow with Title Insurer, from the closing proceeds received by Seller, an amount equal to Eleven Million Dollars ($11,000,000.00) (the amount set forth above is referred to herein as the "Latitude 360 Purchase Price Escrow Fund"), and (b) Seller shall deposit in escrow with Title Insurer, from the closing proceeds received by Seller, an amount equal to the sum of (i) Five Million Two Hundred Forty-Four Thousand Two Hundred Sixty and 64/100 Dollars ($5,244,260.64) as the remaining balance of the Construction Allowance under the Latitude 360 Lease, and (ii) Two Hundred Eighty Four Thousand Seven Hundred Fifty Two and No/100 Dollars ($284,752.00) as the remaining commission owed in connection with the Latitude 360 Lease (the "Latitude 360 Commission") (the amounts set forth above is referred to herein as the "Latitude 360 TI & Commission Escrow Fund"). Notwithstanding the information set forth on Exhibit Q, the Latitude 360 Commission shall be not credited at the Closing, but rather shall be deposited into escrow as part of the Latitude 360 TI & Commission Escrow Fund, as set forth above. Title Insurer shall hold and disburse both the Purchase Price Escrow Fund and the Latitude 360 TI & Commission Escrow Fund in escrow subject to the terms and provisions of that certain Latitude 360 Escrow Agreement (herein so called) in the form attached to this Amendment as Exhibit W, which Latitude 360 Escrow Agreement shall be executed and delivered by Seller, Buyer and Title Insurer at the Closing.
4.    Section 4.2.11 of the Agreement is hereby supplemented to provide that, in addition to the credits to be received by Buyer at Closing for the remaining free rent under certain Leases, in the event Latitude 360 fails to pay any payment of the Minimum Rent, Tenant's share of Taxes, Landlord's Insurance Costs, Landlord's Operating Costs and Tenant's Marketing Fund Contribution (collectively, the "Monthly Rent") when due under the Latitude 360 Lease each month for the period (the "Gap Rent Period") from the Rent Commencement Date (as defined in the Latitude 360 Lease) until the earlier of (a) the date the Purchase Price Escrow Fund Conditions (as defined in the Latitude 360 Escrow Agreement) have been satisfied, (b) January 31, 2016, subject to force majeure delays in the satisfaction of the Purchase Price Escrow Fund Conditions, or (c) the date Buyer elects to either terminate the Lease or terminate Tenant's right to possession of the Premises as a result of a default by Tenant under the Lease beyond any applicable grace, notice or cure period (such monthly rent payments of Monthly Rent during the Gap Rent Period being referred to herein as the "Gap Rent"), then Buyer shall deliver notice to Seller of such default, and Seller shall have the right, within five (5) Business Days after Seller's receipt of such notice, to pay to Buyer the amount of such defaulted payment of Gap Rent. In the event Seller timely pays to Buyer the amount of such defaulted payment of Gap Rent, Buyer shall not terminate the Latitude 360 Lease on account of such default without Seller's prior written consent. In the event Latitude 360 thereafter pays to Buyer all or part of a defaulted payment of Gap Rent for which Seller previously paid Buyer, Buyer shall pay to Seller the amount of the defaulted payment so made by Latitude 360, promptly after receipt of such payment by Buyer. Within thirty (30) days after the date the Purchase Price Escrow Fund Conditions have been satisfied, Buyer shall prepare a reconciliation statement for the portion of the Gap Rent paid by Seller attributable to Taxes, if any, and, if the actual Taxes are less than the Taxes paid as part of the Gap Rent, Buyer shall pay to Seller the difference concurrently with delivery of the reconciliation statement. Seller and Buyer covenant to provide the other party with any information reasonably necessary to finalize such calCulation and reconciliation. Without limiting the generality of the provisions of Section 4.2.13 of the Agreement, the provisions of this Paragraph 4 shall survive the Closing.
5.    Unless specifically modified by this Amendment, the Agreement remains unchanged and in full force and effect.
6.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same document. PDF or other electronic signatures shall be sufficient to bind the parties hereto.

[signatures begin on following page]

IN WHITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Effective Date.
SELLER:
AD WEST END LLC,
an Indiana limited liability company
By:    Duke Construction Limited Partnership,
an Indiana limited partnership, its managing member
By:    Duke Business Centers Corporation,
an Indiana corporation, its general partner

By: /s/ Jeff Behm
Name:     Jeff Behm
Title:     Senior Vice President
BUYER:
AMERICAN REALTY CAPITAL IV, LLC, a Delaware limited liability company

By:     /s/ Jesse C. Galloway
Name:     Jesse C. Galloway
Title:     Authorized Signatory